SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Arcadia Resources, Inc.
(Name of Registrant as Specified In Its Charter)

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ARCADIA RESOURCES, INC.
26777 Central Park Blvd., Suite 200
Southfield, Michigan 48076
Notice of Annual Meeting of Stockholders
September 7, 2007
To the Stockholders of Arcadia Resources, Inc.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Stockholders of Arcadia Resources, Inc. (the “Company”) will be held at the Company’s offices, 26777 Central Park Blvd., Suite 200, Southfield, MI 48076, on Friday, September 7, 2007, commencing at 9:00 a.m. (local time), or at any adjournment thereof, for the following purposes:
1.	To elect two persons to the Board of Directors of the Company, each to serve for a three year term or until such person shall resign, be removed or otherwise leave office;

2.	To consider and act upon any other proposal or business as may properly come before the Annual Meeting or any adjournment thereof.
     The foregoing matters are more fully described in the Proxy Statement accompanying this Notice to which your attention is directed.
     Only stockholders of record on the books of the Company at the close of business on Thursday, July 26, 2007, will be entitled to vote at the Annual Meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.

By Order of the Board of Directors,
/s/ Lynn Fetterman
Lynn Fetterman, Interim Secretary

July 30, 2007

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ARCADIA RESOURCES, INC.
26777 Central Park Blvd., Suite 200
Southfield, Michigan 48076
Proxy Statement
Annual Meeting of Stockholders
September 7, 2007
     The 2007 Annual Meeting of the Stockholders of Arcadia Resources, Inc., a Nevada corporation, will be held on Friday, September 7, 2007, at the Company’s offices, 26777 Central Park Blvd., Suite 200, Southfield, MI 48076, commencing at 9:00 a.m., local time, and any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at the annual meeting, and at any adjournments and postponements of the annual meeting. We will bear the entire costs of such solicitation. The approximate date on which this proxy statement and the enclosed proxy card are being first mailed to our stockholders is Monday, July 30, 2007.
     If the proxy card in the accompanying form is duly executed and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing a proxy card may revoke it prior to its use. You are directed to the section entitled “Procedure for Voting by Proxy” for further information concerning a stockholder’s ability to vote by proxy and to revoke a proxy once given.
     Throughout this proxy statement, the terms “we,” “us,” “our” and “our company” refer to Arcadia Resources, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and “you” and “your” refers to the stockholders of our company.
Record Date
     We have established July 26, 2007 as the record date for the annual meeting. Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the annual meeting. Our common stock currently is the only class of our securities entitled to be voted at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the annual meeting. This list also will be available for examination during the annual meeting.
Proposals to be Considered at the Meeting
     You will be asked to consider and vote at the annual meeting on the matters listed in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. We do not expect that any other matter will be brought before the annual meeting. If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.
Vote Required to Approve the Proposals
     Holders of our common stock are entitled to one vote per share on each of the proposals scheduled for vote at the annual meeting. We had issued and outstanding 125,661,336 shares of our common stock as of the record date. Accordingly, there are 125,661,336 votes eligible to be cast at the annual meeting.
     The election of directors (proposal number 1) is by a plurality of votes cast.
     Abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called “broker non-votes,” those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast. Abstentions, however, will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.
     Our directors, director-nominees and executive officers own approximately 7.2% of the voting power entitled to be cast at the annual meeting. We anticipate that these directors and executive officers will cast all of their votes in favor of the proposal identified as follows, which will be considered at the annual meeting.

Quorum
     We must have a quorum in order to carry on business at the annual meeting. Under our bylaws, as amended through the record date, we must have present, in person or by proxy, holders of at least 51% of the entire issued and outstanding capital stock in order for a quorum to exist. Accordingly, we must have present, in person or by proxy, holders owning of record at least 64,087,281 shares of our common stock in order for any business to be conducted at the annual meeting. Abstentions and broker non-votes will count for quorum purposes.
Procedure for Voting by Proxy
     A form of proxy card is enclosed for your use. To vote without attending the annual meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.
     If you properly fill in your proxy in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy. If you sign the proxy, but do not make specific choices, the individuals named on your proxy will vote your shares FOR approval of each of the proposals scheduled for vote at the annual meeting.
Revocation of Proxy
     You can still vote in person at the annual meeting, even if you have completed and returned a proxy. You may revoke your proxy at any time before it is voted by:
•	submitting a new proxy with a later date;

•	by voting in person at the annual meeting; or

•	by filing with our corporate secretary a written revocation of the proxy.
     Attendance at the annual meeting will not of itself constitute revocation of a proxy. You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the annual meeting, which you are revoking and request a ballot in order to personally vote at the annual meeting.
     If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.
No Dissenter’s Rights
     Stockholders have no right under Nevada law or under the Corporation’s Articles of Incorporation or Bylaws to dissent from the proposal to elect directors.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
     Two individuals are to be elected as directors of our Company at the annual meeting, each to hold office for the term identified below, unless he or she shall sooner resign, become disqualified, disabled or shall otherwise be removed from office. Our bylaws divide our Board into three classes of directors (Classes A, B and C), so that approximately one-third of the Board of Directors shall be elected at each annual meeting to a term of three years. Our Board of Directors, upon the recommendation of the independent directors, has nominated each of the following persons for election as directors at the annual meeting:
     Nominees for Class C director positions, for a term of three (3) years:
•	Peter A. Brusca, M.D

•	Russell T. Lund, III
     Shares represented by executed proxy cards in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of each of the above-stated nominees, unless such nominee shall be unavailable, in which case such shares will be voted for the substitute nominee designated by our Board of Directors. Each nominee has consented to his nomination, and our Board of Directors has no reason to believe that any of these nominees will be unavailable or, if elected, will decline to serve. Other than as reported herein, there are no arrangements or understandings between any nominees and any other persons pursuant to which the nominees were nominated for election as directors. Directors are elected by a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected. The two nominees receiving the most votes “for” will be elected. Broker non-votes (if any) and withheld votes will be treated as shares present for purposes of determining the presence of a quorum, but will have no effect on the vote for the election of directors. Information with respect to the two nominees proposed for election is set forth below.
Recommendation of Our Board of Directors
     Our Board of Directors recommends that stockholders vote FOR the election as directors of each of the Board’s nominees as listed above.
IDENTIFICATION OF DIRECTORS

				Term	Served as
Name	Age	Position(s)	Class	Expires	Director Since
Marvin R. Richardson	49	President, Chief Executive Officer and Director	A	2009	April 5, 2007
John T. Thornton	69	Director	A	2009	June 15, 2004
Peter A. Brusca, M.D.	66	Director	C	2007	July 1, 2006
Joseph Mauriello	62	Director	B	2008	March 1, 2007
Russell T. Lund, III	46	Director	C	2007	April 5, 2007
Daniel Eisenstadt	37	Director	B	2008	May 24, 2007
     Set forth below is a brief description of the background of each of our directors, based on information provided to us by them.
     Marvin R. Richardson. Mr. Richardson, who has over 30 years of health care and retail pharmacy experience, joined the Company in conjunction with its acquisition of PrairieStone Pharmacy, LLC in February 2007. Mr. Richardson was the President and Chief Executive Officer of PrairieStone since founding PrairieStone in 2003 and remains PrairieStone’s CEO. Prior to his involvement with PrairieStone, Mr. Richardson held management positions with Walgreen and Rite Aid. He also co-founded and served as President and CEO of Low Cost Health Care, a company that owned and operated retail pharmacies as well as a long-term care pharmacy operation, which he later sold. Mr. Richardson is a 1980 graduate of Purdue University, where he earned his Bachelor of Science degree in Pharmacy. He is a former Chairman of the National Association of Community Pharmacies and served on the Pharmacy Committee for the National Association of Chain Drug Stores. He has been an advisor to several major government leaders on healthcare policy.

     John T. Thornton. Mr. Thornton owns and manages J.T. Investments, Inc., a real estate development and investment company. Mr. Thornton is also a board member and audit and finance committee member of XL Capital Ltd. (NYSE: XL), an insurance, reinsurance and financial products company. From 1987 to 1999, Mr. Thornton served as executive vice president and chief financial officer of Norwest Corporation (now Wells Fargo). From 1984 to 1987, Mr. Thornton was senior vice president and controller of Norwest Corporation. Mr. Thornton received a law degree from St. John’s University and was admitted to the New York State Bar in 1972. Mr. Thornton became a Certified Public Accountant in 1964.
     Peter M. Brusca, M.D. Dr. Brusca is a physician who practiced otolaryngology in the Chicago, Illinois area through 2004. Dr. Brusca earned his medical degree in 1967 from Loyola University Stritch School of Medicine. He earned his Bachelor of Science Degree in 1963 from Loyola University, Chicago. He is certified by the American Board of Otolaryngology, and is a Fellow of the American College of Surgeons, American Academy of Otolaryngology Head and Neck Surgery, and other professional organizations.
     Joseph Mauriello. Mr. Mauriello retired in 2006 as Deputy Chairman & COO of KPMG, LLP after 40 years with the accounting firm. He was responsible for its day-to-day operations and financial affairs. As Deputy Chairman, he also chaired the firm’s Management Committee. In addition, Mr. Mauriello was COO for the Americas Region and member of the Boards of KPMG LLP and KPMG Americas. After joining KPMG in 1965, he held a series of leadership positions and serviced some of the firm’s most prestigious global clients. During his career, he specialized in serving global financial services clients in New York, New Jersey, Connecticut and Los Angeles markets. He also served as lead partner for a number of global companies. Prior to his most recent position, he was a member of the Board of Directors of KPMG from 1990 to 1994, and Partner in Charge of the firm’s Financial Institution Practices from 1987 to 1996. In addition, Mr. Mauriello serves on the Board of Directors of XL Capital Ltd., the Board of Trustees of the Fidelity Funds, the Board of Overseers of the School of Risk Management, Insurance and Actuarial Sciences of the Peter J. Tobin College of Business at St. John’s University, and the Board of Trustees of the St. Barnabas Medical Center, Livingston, NJ.
     Russell T. Lund, III Mr. Lund is the Chairman and Chief Executive Officer of Lund Food Holdings, Inc., which owns and operates the Lunds and Byerly supermarkets in Minnesota and two manufacturing facilities and a distribution center which support the store operations. Mr. Lund joined the family business in 1985 and held various positions before being named Chairman and Chief Executive Officer in 2006. Mr. Lund is a member of the Executive Board of the Food Marketing Institute and is on the steering committee of its Operating Executive Council share group. In addition, he is a trustee for the Russell T. Lund Charitable Trust, which is a major contributor to several local charitable organizations. Mr. Lund received a bachelor of science degree in Business Administration from the University of Montana.
     Daniel Eisenstadt. Mr. Eisenstadt began his career as a corporate lawyer in the New York office of Fulbright & Jaworski, L.L.P., with a practice focused on securities offerings and mergers and acquisitions. He then served as Vice President and founding Executive Director of the Auschwitz Jewish Center Foundation. In addition, Mr. Eisenstadt has been involved in several entrepreneurial ventures. Mr. Eisenstadt currently serves as Director of Private Equity at CMS Companies, an investment fund based in Philadelphia. He is a member of the Investment Committee of Quad Partners II, serves on the Board of Directors of Beckfield College LLC, and serves as an observer on the boards of HB&G Building Products Inc. and High Response Holdings LLC. Mr. Eisenstadt received a B.A. from Clark University with a major in International Relations, a J.D. from the University of Virginia School of Law, and an MBA from Harvard Business School. Mr. Eisenstadt was a Raoul Wallenberg Scholar in International Affairs at the Hebrew University of Jerusalem.

IDENTIFICATION OF EXECUTIVE OFFICERS
Our executive officers are as follows:

Name	Age	Position(s)
Marvin R. Richardson	49	President, Chief Executive Officer and Director
Lynn Fetterman	60	Interim Chief Financial Officer, Secretary and Treasurer
Alan Lotvin, M.D.	45	Chief Medical Officer
James E. Haifley	50	Executive Vice President, Durable Medical Equipment
Cathy Sparling	52	Vice President of Administration
John Brady	37	Executive Vice President, Sales and Marketing
Harry Travis	53	Executive Vice President, Retail and Employer Services
     Set forth below is a brief description of the background of each of our non-director executive officers, based on information provided to us by them.
     Lynn Fetterman. Mr. Fetterman, who has over 30 years of experience in internal auditing, finance and senior management, joined Arcadia in February 2007. He previously served as Chief Operating Officer and Chief Financial Officer of 360 Global Wine Company from 2005 to 2006, as a contract Chief Financial Officer of Nicola International, Incorporated from 2003 to 2005, and as a partner in the Orange County, California practices of Tatum CFO Partners, LLP from 2002 to 2003. He also served in senior management positions with ConAgra, Inc. and Constellation Brands, Inc. Mr. Fetterman received a B.A. in accounting from Thiel College in Greenville, Pennsylvania.
     Alan Lotvin, M.D. Dr. Lotvin was named Chief Medical Officer after serving as the President and Chief Executive Officer of Care Clinic, Inc., a majority-owned subsidiary of the Company, a position held since September 25, 2006. Before joining Care Clinic, Dr. Lotvin, a trained cardiologist, was President and Chief Operating Officer of M | C Communications, a leading U.S. provider of medical education. He also held numerous management positions during eight years with Medco Health Solutions, one of America’s largest prescription drug benefit managers. Dr. Lotvin received his Doctor of Medicine degree from the State University of New York- Health Sciences Center at Brooklyn in 1986, and a Master of Arts in Medical Informatics from Columbia University in 1999.
     Cathy Sparling. Ms. Sparling joined Arcadia Services, Inc. in 1990. She has over 25 years of clinical and business management experience in the home care and medical staffing industries. Prior to her current position, Ms. Sparling previously served as the Chief Operating Officer of Arcadia Services, Inc. (2004 to 2005) and as its Vice President (1996 to 1999) and Administrator of Affiliate Services (1995 to 1996). Ms. Sparling earned a Bachelor of Science degree in Nursing from Michigan State University and has pursued graduate course work in business administration.
     James E. Haifley. Mr. Haifley joined Arcadia in 2004 as Director of Business Development. From 2000 to 2004, Mr. Haifley was a Divisional Director of Operations for Rotech Healthcare, Inc., a provider of home respiratory care and durable medical equipment and services. While at Rotech, Mr. Haifley was responsible for operations of its Central Division. Previously, Mr. Haifley was General Manager at Hook’s Medical, from 1995 to 2000, at which time the company was acquired by Rotech. He is a graduate of the University of St. Francis with a degree in business administration and concentrated studies in marketing and management.
     John Brady. The Board of Directors appointed Mr. Brady as Executive Vice President of Sales and Marketing on July 13, 2007. Mr. Brady joined the Company in conjunction with its acquisition of PrairieStone Pharmacy, LLC in February 2007, and is PrairieStone’s President. Prior to his involvement with PrairieStone, Mr. Brady served as a Specialty Sales Manager in Geriatrics for Novartis Pharmaceuticals and as Vice President of Sales and Marketing with NCS. Mr. Brady began his healthcare career as an account executive at Cardinal Health, Inc., and prior to that, he worked in corporate financial relations in the New York office of Edelman Worldwide. He is a graduate of Indiana State University with a bachelor of science degree with an emphasis in communications and marketing.
     Harry Travis. The Board of Directors appointed Mr. Travis as Executive Vice President of Retail and Employer Services on July 13, 2007. Mr. Travis joined Arcadia in November 2006 as Senior Vice President of Operations for Care Clinic, Inc. He has over 25 years experience in sales, marketing, operations and product development, primarily in specialty pharmacy and medical device markets and most recently served as Chief Operating Officer for Accredo Nova Factor, a Medco subsidiary. He also held management positions with NSS Cardinal Health, Inc., Child Health Corporation of America, Medex, Inc., Baxter Healthcare Corporation. Mr. Travis received a Bachelor of Science degree from the University of Pittsburgh, School of Pharmacy and received his MBA from The Darden Graduate School of Business Administration, University of Virginia where he was the recipient of the Carnation Scholarship for Academic Excellence.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          This section provides information regarding the compensation program in place for the Company’s principal executive officer, principal financial officer and other executive officers. This section includes information regarding the overall objectives of the Company’s compensation programs and each element of compensation that the Company provides.
          In general, the objectives of the Company’s compensation programs are to attract, motivate and retain the best personnel so as to allow the Company to be competitive within its industry:
•	Align management’s and stockholder’s interests through the use of both cash and equity incentives;

•	Support our short-term and long-term strategic goals and our objectives;

•	Retain key personnel through equity incentives and long-term employment agreements; and

•	Reflect and promote our values and reward individuals for contributions to our success
          The compensation of the Company’s executive officers is composed of a base salary, a discretionary bonus and equity awards in the form of restricted stock, and in prior years, stock options. During the fiscal year ended March 31, 2007, the Board as a whole acted as a compensation committee through September 27, 2006, on the basis that the Company qualified as a “controlled company” under American Stock Exchange rules due to the existence of a certain voting agreement. Upon termination of the voting agreement on September 27, 2006, the compensation of the Company’s executive officers has been determined, or recommended to the Board for determination, by a majority of the independent directors, per the rules of the American Stock Exchange. On June 12, 2007, the Board of Directors created a Compensation Committee, consisting solely of independent directors and adopted a Compensation Committee charter. The Board intends to implement its Compensation Committee during the course of Fiscal Year 2008, and until full implementation, executive officer compensation will be recommended to the Board or determined by a majority of the independent directors. The Compensation Committee Charter can be found on the Company's website (www.arcadiaresourcesinc.com) in the Investors Section.
Base Salary
          In general, the Company provides the opportunity for its principal executive officer, principal financial officer and other executives to earn a competitive, annual base salary. The Company provides this opportunity to attract and retain a high caliber of talent for the position, and to provide a base wage that is not subject to the Company’s performance risk. For the named executive officers, the minimum base salary is established in their employment agreements, subject to increases at the discretion of the Board of Directors. Base salaries for the Company’s executive officers are reviewed annually and adjustments are based on both Company and individual performance. The base salary is established to be competitive for the responsibilities of the position taking into account the Company’s industry and geographic location.
Performance Bonus
          Arcadia has a relatively short history as a public company. To date, the Company has not developed a formal performance bonus plan. Discretionary bonuses can be awarded to the executive officers on an annual basis as directed by the Board of Directors.
Long-term Incentive Compensation
          The Company seeks to weight its compensation scheme toward equity incentives through its 2006 Equity Incentive Plan (“Equity Incentive Plan”). The Company believes that restricted stock grants to its named executive officers enhances its ability to deliver superior stockholder returns by increasing the alignment between the interests of the Company’s employees and stockholders. The goal of the Equity Incentive Plan is to engage all of the Company’s named executive officers as partners in the Company’s success and help the Company realize the maximum gain from its strategies. Restricted stock awards that vest over time reward employees who demonstrate a commitment to the Company over time and help the Company to realize increased stock prices.

          During the fiscal year ended March 31, 2007, the Company’s Board of Directors, upon the recommendation or determination of a majority of the independent directors, administered the Equity Incentive Plan. Subject to the express provisions of the plan, the Board has plenary authority, in its discretion, to determine the individuals to whom, and the time or times which, awards shall be granted and the number of shares, if applicable, to be subject to each award. In making such determinations, the Board may take into account the nature of services rendered by the respective individuals, as well as their present and potential contributions to the Company’s success.
          The review and approval of restricted stock awards to executive officers are based upon various factors which may include competitive compensation data, assessment of individual performance, each executive’s existing long-term incentives, retention considerations and individually negotiated arrangements. Restricted stock awards are typically made at the commencement of employment and periodically thereafter on a discretionary basis. Additionally, awards can be made following a significant change in job responsibilities or to meet other special retention objectives.
Pension or Retirement Benefits
          The Company has a 401(k) defined contribution plan, which covers all eligible employees. The Company’s executives are covered by this plan. The Company may make matching or additional contributions to the plan, to be determined annually by the Board of Directors, for the benefit of all participants. To date, no discretionary employer contributions have been made by the Company.
Severance, Change in Control, and Other Post-Employment Payments
          The Company has agreed, in their respective employment agreements, to provide certain of the named executives with certain payments in connection with their severance from employment. These employment agreements were designed to provide a competitive compensation package to the named executive officers. Severance payments would not be made in the event the named executive is terminated for cause. Cause is defined in the individuals’ employment agreements.
          In the event of a change in control, the Board of Directors may provide that the restrictions applicable to any restricted stock shall lapse, and such restricted stock shall become free of all restrictions and become fully vested and transferable. Change in control is defined in the Company’s Equity Incentive Plan to mean: any (i) reorganization, merger or consolidation in which the Company is not the surviving corporation, (ii) a sale of all or substantially all of the assets of the Company to another person, (iii) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 25% or more of the voting power of the Company’s outstanding voting securities by any single person or group (as such term is used in Rule 13d-5 under the Exchange Act), unless such acquisition was approved by the Board prior to the consummation thereof, or (iv) the appointment of a trustee in a Chapter 11 bankruptcy proceeding involving the Company or the conversion of such a proceeding into a case under Chapter 7. Notwithstanding the foregoing, in the event that any awards granted under the Equity Incentive Plan are deemed to be deferred compensation subject to the provisions of Code Section 409A, then distributions related to such awards pursuant to a change of control may be permitted, in the Committee’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A and the Treasury Regulations thereunder): (A) a change in the ownership of the Company, (B) a change in effective control of the Company, or (C) a change in the ownership of a substantial portion of the assets of the Company.
Perquisites
          Certain named executive officers receive an automobile allowance as disclosed in the executive compensation table below. All salaried employees of the Company receive a term life insurance benefit of one year’s base salary while employed by the Company.
Stock Ownership Requirements or Guidelines
          The Company does not have requirements for share ownership by the named executive officers.

Report on Executive Compensation
     The Board, upon the determination or recommendation of a majority of the independent directors, is responsible for the administration of the Company’s executive compensation programs. The independent directors of the Board of Directors have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the independent directors’ review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the independent directors have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.
Respectfully submitted,
The Board of Directors of Arcadia Resources, Inc.
John T. Thornton
Peter A. Brusca, M.D.
Joseph Mauriello
Daniel Eisenstadt
Russell T. Lund, III
Marvin R. Richardson

SUMMARY COMPENSATION TABLE
     The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to us during the fiscal years ended March 31, 2007, 2006, and 2005, all compensation earned by each person who served as our chief executive officer during our 2007 fiscal year and such other persons who were serving as executive officers at the end of our 2007 fiscal year and whose total annual salary and bonus earned during our 2007 fiscal year exceeded $100,000.

					Stock Option	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Award(s) ($)(1)	Compensation ($)		Total($)

Marvin R. Richardson,	2007	$38,368	—	$34,894	—	$1,500		$74,762
President and Chief Executive Officer(2)

Lynn Fetterman,	2007	$47,950	—	—	—	—		$47,950
Interim Chief Financial Officer, Secretary and Treasurer(3)

Alan Lotvin, M.D.,	2007	$127,802	—	$435,533	—	—		$563,335
Chief Medical Officer (4)

John E. Elliott, II,	2007	$253,849	$72,777	—	—	$6,923		$333,549
Former Chairman and Chief Executive Officer(5)

Lawrence R. Kuhnert,	2007	$213,980	$36,976	—	$1,044,097	$737,863	(11)	$2,032,916
Former President and Chief Operating Officer(5)

Rebecca R. Irish,	2007	$178,238	—	$145,154	—	$5,538		$328,930
Former Chief Financial Officer, Secretary and Treasurer(6)

James E. Haifley,	2007	$160,439	—	$134,500	—	$5,538		$300,477
Executive Vice President, Durable Medical Equipment(7)

Cathy Sparling, Vice President of	2007	$148,277	—	$32,857	—	—		$181,134
Administration(8)

John Brady, Executive Vice President,	2007	$29,695	—	—	—	$1,500		$31,195
Sales and Marketing(9)

Harry Travis, Executive Vice President,	2007	$69,295	—	$110,122	—	—		$179,417
Retailer and Employer Services(10)

(1)	These amounts represent the dollar amount recognized for financial reporting purposes for the year ended March 31, 2007. The fair value of restricted stock awards was based on the fair value of the stock on the date of the grant. Assumptions used in calculating the stock option amounts are included in footnote 10 to our audited financial statements for the year ended March 31, 2007 in our annual report on Form 10-K filed with the Securities and Exchange Commission on June 29, 2007.

(2)	Marvin R. Richardson joined the Company in February 2007 when he was named Chief Operating Officer. He was then named President and Chief Executive Officer in May 2007. His base pay, on an annual basis, is $275,000.

(3)	Lynn Fetterman was named Interim Chief Financial Officer, Interim Secretary and Interim Treasurer in February 2007. From February 2007 through May 2007, Mr. Fetterman worked with the Company through an agreement between the Company and Lynn Fetterman, Inc., which provided for a fee of $90 per hour. His salary amount above includes consulting fees paid to Mr. Fetterman. In May 2007, Mr. Fetterman entered into a one-year employment agreement.

(4)	Alan Lotvin, M.D. was named President and Chief Executive Officer of Care Clinic, Inc. (“CCI”), a majority-owned subsidiary of the Company, in September 2006 and was then named Chief Medical Officer in February 2007. His base pay, on an annual basis, is $275,000.

(5)	John E. Elliott, II and Lawrence R. Kuhnert took their respective offices in May 2004. Mr. Kuhnert’s employment with the Company ended in February 2007, and Mr. Elliott’s employment with the Company ended in July 2007. Messrs. Elliott and Kuhnert each entered into employment agreements with the Company which provided for annual base compensation of $150,000, which was increased to $195,000 in May 2005. In November 2006, Mr. Elliott’s base compensation was increased to $375,210 and Mr. Kuhnert’s base compensation was increased to $286,560.

In connection the RKDA Merger in May 2004, Messrs. Elliott and Kuhnert were each granted stock options to purchase 4 million shares of common stock exercisable at $0.25 per share. The options were to vest in six tranches, provided certain adjusted EBITDA milestones were met through fiscal 2008, subject to acceleration upon certain events occurring. The options, to the extent vested, may be exercised by Messrs. Elliott and Kuhnert as long as they are employed by the Company and for one year from termination of employment for any reason. The EBITDA milestones were not met. In February 2007, 3,000,000 of Mr. Kuhnert’s options vested upon the end of his employment with the Company, at which time the Company recognized $1,044,097 in compensation expense. These options are exercisable from September 1, 2007 to February 29, 2008. In July 2007, 2,000,000 of Mr. Elliott’s options vested upon the end of his employment with the Company, and are exercisable from December 1, 2007 to March 15, 2008.

(6)	Rebecca Irish resigned as Chief Financial Officer, Secretary and Treasurer effective February 2007. From February 2007 to June 2007, Ms. Irish worked with the Company through a consulting agreement, which provided for a fee of $160 per hour. Her salary amount above includes consulting fees of $28,560. In addition, in February 2007, Ms. Irish received an award of 20,000 restricted shares of the Company’s common stock, of which 10,000 shares vested immediately and 10,000 vested in June 2007 at the end of her consulting arrangement.

(7)	Mr. Haifley was appointed Executive Vice President in December 2005.

(8)	Cathy Sparling was named Vice President of Administration in May 2006.

(9)	John Brady was named President of PrairieStone Pharmacy, LLC, a wholly-owned subsidiary of the Company, in February 2007 when the Company acquired PrairieStone. In July 2007, Mr. Brady was named Executive Vice President of Sales and Marketing. His base salary, on an annual basis, is $210,000.

(10)	Harry Travis was named Senior Vice President of CCI in November 2006 and was then named Executive Vice President of Retail and Employer Services in July 2007. His base salary, on an annual basis, is $200,000

(11)	Mr. Kuhnert’s separation agreement with the Company dated February 21, 2007 provided for severance of $573,120 and a release of claim payment of $160,000. $573,120 is to be paid out between September 1, 2007 and March 1, 2008. For financial reporting purposes, the Company recognized these future payments as expense during the fiscal year ended March 31, 2007.

GRANTS OF PLAN-BASED AWARDS
     The following table sets forth certain information regarding restricted stock and stock options granted to the named executive officers during fiscal year ended March 31, 2007:

					All Other Option
					Awards: Number of
			All Other Stock		Securities	Exercise or Base
	Grant		Awards: Number of		Underlying Options	Price of Option
Name	Date		Shares of Stock (#)		(#)	Awards ($/Sh)

Marvin R. Richardson	2/21/07	(1)	400,000	(4)	—	—
Alan Lotvin, M.D.	9/26/06	(1)	800,000	(5)	—	—
Alan Lotvin, M.D.	9/26/06	(2)	54,900	(6)	—	—
Alan Lotvin, M.D.	2/21/07	(1)	150,000	(5)	—	—
James E. Haifley	6/22/06	(3)	50,000	(7)	—	—
Cathy Sparling	6/22/06	(3)	50,000	(7)	—	—
Harry Travis	11/13/06	(1)	311,471	(5)	—	—
Harry Travis	11/13/06	(2)	21,000	(6)	—	—
Rebecca Irish	6/22/06	(3)	125,000	(8)	—	—
Rebecca Irish	1/1/07	(1)	18,750	(9)	—	—
Rebecca Irish	2/9/07	(1)	20,000	(10)	—	—

(1)	Represents restricted share award granted under the Company’s 2006 Equity Incentive Plan.

(2)	Represents restricted share award granted of Care Clinic, Inc., a majority-owned subsidiary of the Company.

(3)	Represents restricted share award granted prior to the adoption of the Company’s 2006 Equity Incentive Plan in September 2006.

(4)	12,500 shares vest on March 31, 2007, 37,500 shares vest on June 30, 2007, and then 25,000 shares vest at the last day of each fiscal quarter thereafter.

(5)	25% of the shares vest on April 1, 2007 and thereafter 25% of the shares vest annually on April 1.

(6)	50% of the shares vest on September 1, 2007 and 50% of the shares vest on September 1, 2008.

(7)	3,125 shares vest on the grant date and thereafter 3,125 of the shares vest on the first day of each fiscal quarter thereafter.

(8)	7,813 shares vest on the grant date and thereafter 7,813 of the shares vest on the first day of each fiscal quarter thereafter.

(9)	Shares vest immediately.

(10)	10,000 shares vest on the grant date and 10,000 of the shares vest on June 1, 2007.

Executive Officer Agreements
     Marvin R. Richardson
     On February 21, 2007, the Company and Marvin R. Richardson executed an employment agreement under which Mr. Richardson was appointed the Company’s Chief Operating Officer and the Chief Executive Officer of PrairieStone Pharmacy, LLC (“PrairieStone”), which is a position he held prior to the Company’s acquisition of PrairieStone in February 2007. Under his employment agreement, Mr. Richardson’s current annual base salary is $275,000, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. Mr. Richardson’s employment continues until terminated. If his employment is ended by the Company without cause or by him for good reason, his base salary and benefits continue until the later of February 20, 2010 or twelve months after employment ends. Mr. Richardson is subject to a post-employment non-competition period as specified in his employment agreement. Mr. Richardson was also awarded from the Company’s 2006 Equity Incentive Plan 400,000 restricted shares of Company common stock, subject to vesting quarterly over four years and subject to forfeiture if his employment is ended by the Company for cause or by him without good reason. On May 24, 2007, the Board of Directors of the Company named Mr. Richardson as President and Chief Executive Officer of Arcadia Resources, Inc.
     Lynn Fetterman
     On January 31, 2007, the Company and Lynn Fetterman, through Lynn Fetterman Inc., executed a project agreement under which Mr. Fetterman was engaged as the Company’s Interim Chief Financial Officer, Interim Secretary and Interim Treasurer effective February 9, 2007. Under the project agreement, Mr. Fetterman was paid a fee of $90 per hour and expense reimbursement. On May 26, 2007, the Company and Mr. Fetterman executed a one-year employment agreement to serve in the same capacity. Under his employment agreement, Mr. Fetterman’s current annual base salary is $250,000. The agreement provides for payment of an additional six months severance compensation after completion of the one-year term if employment does not continue thereafter, or if employment is sooner terminated by the Company without cause or by Mr. Fetterman for good reason. In May 2007, Mr. Fetterman was also awarded 100,000 restricted shares of Company common stock from the Company’s 2006 Equity Incentive Plan, which are to vest at the completion of the one-year contract term or if the term is sooner terminated without cause by the Company or by Mr. Fetterman for good reason.
     Alan Lotvin, M.D.
     On September 25, 2006, the Company and Alan Lotvin, M.D. executed an employment agreement under which Dr. Lotvin was appointed President and Chief Executive Officer of Care Clinic, Inc. (“CCI”), a majority-owned subsidiary of the Company. In addition, on February 21, 2007, the Board of Directors appointed Dr. Lotvin as the Company’s Chief Medical Officer. Under his employment agreement, Dr. Lotvin’s current annual base salary is $275,000, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. Dr. Lotvin was originally awarded 800,000 restricted shares of the Company’s common stock on September 26, 2006 to vest annually over four years with the first vesting on April 1, 2007. On February 21, 2007, he was awarded an additional 150,000 restricted shares of the Company’s common stock to vest annually over four years on the same terms as his original award. Dr. Lotvin’s restricted shares are subject to forfeiture if his employment is ended by the Company for cause or by him without good reason, and are subject to accelerated vesting if there is a change in control of the Company or if the Company divests itself of a majority ownership interest in CCI, and are subject to accelerated vesting on a pro rata basis if the Company ends his employment without cause. Dr. Lotvin’s base salary will be continued for one year (six months before completion of the first year of employment) following termination of employment, if the Company ends his employment without cause or if he ends his employment for good reason. Under the employment agreement, Dr. Lotvin’s ownership of 54,900 restricted shares of CCI common stock granted on September 26, 2006 is subject to vesting annually over two years, provided he is employed by CCI as of each vesting date. Dr. Lotvin is subject to a post-employment non-competition period as specified in his employment agreement.
     John E. Elliott, II and Lawrence R. Kuhnert
     John Elliott, II and Lawrence Kuhnert entered into substantially similar Employment Agreements on May 7, 2004, as Chief Executive Officer; and President, Treasurer and Chief Operating Officer, respectively. Each agreement was for three years, automatically renewable for successive one-year periods unless terminated on three months’ prior written notice. Each officer was to be paid $150,000 per annum in salary and was eligible to receive a discretionary annual bonus determined by the Board of Directors. If Elliott or Kuhnert’s Employment Agreement was terminated by the Company other than for cause or by the executive for good reason then such executive would receive twice his base salary. Upon a change in control, if the executive was terminated by the Company other than for cause or by the executive for good reason, the executive would receive three times his total compensation for the past year. Each executive agreed not to compete with the Company within North America for the one-year-period following termination of his employment. Mr. Kuhnert’s employment with the Company ended on February 21, 2007. Mr. Elliott employment as President and Chief Executive Officer ended on May 24, 2007, and he resigned as Chairman on July 12, 2007. Messrs. Elliott and Kuhnert each received increases to their annual base compensation to $195,000 in May 2005 and to $375,210 and $286,560, respectively, in November 2006.
     Rebecca Irish
     On January 6, 2005, the Company and Rebecca R. Irish executed an employment agreement under which Ms. Irish was appointed as the Company’s Chief Financial Officer. Under her employment agreement, Ms. Irish’s annual base salary was $180,000, subject to discretionary increase by the Company’s Board of Directors. On January 6, 2005, Ms. Irish was also granted options to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.15. The options vested on May 31, 2005 and are fully exercisable through (a) May 31, 2010 or (b) ninety (90) days following termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first. Additionally, to the extent she was employed by the Company as of January 10, 2005, and January 1 of 2006, 2007 and 2008, Ms. Irish would be granted 18,750 restricted shares of the Company’s common stock as of each such date. 56,250 total shares related to 2005, 2006 and 2007 were issued. Ms. Irish was granted a bonus in February 2006 of 25,000 shares of the Company’s common stock valued at $72,000. On June 22, 2006, the Company granted 125,000 restricted shares of the Company’s common stock to Ms. Irish. The grants vested ratably each quarter over four years, were subject to acceleration upon certain events occurring, and were contingent upon continued employment through each vesting date. Ms. Irish resigned from the Company effective February 8, 2007. On February 8, 2007, the Company and Ms. Irish executed a consulting agreement under which Ms. Irish provided services to the Company at a rate of $160 per hour through June 2007. In addition, Ms. Irish was granted 20,000 restricted shares of the Company common stock, of which 10,000 shares vested immediately and 10,000 shares vested on June 1, 2007.
     James E. Haifley
     On December 7, 2005, the Company appointed James E. Haifley as Executive Vice President. Mr. Haifley’s duties include oversight for the Company’s staffing and durable medical equipment divisions. Mr. Haifley’s employment agreement provides for an annual base salary, the current rate of which is $175,000, subject to discretionary increase by the Company’s Board of Directors. Employment is terminable at will. Should the Company end his employment other than for specified cause, Mr. Haifley is entitled to severance compensation equal to his base salary then in effect. In the event of a termination of employment in connection with a change of control in defined circumstances, the Company will pay Mr. Haifley two and one-half times his annual base salary then in effect. The employment agreement provides a covenant-not-to compete and an award of 150,000 restricted shares of the Company’s common stock to vest at the rate of 9,375 shares upon execution and per quarter thereafter contingent upon continued employment at vesting dates. On February 16, 2005, Mr. Haifley was awarded non-qualified options to purchase 100,000 shares of the Company’s common stock at $1.45 per share, with exercise contingent on vesting and execution of a non-compete agreement. The options vested on March 31, 2005 and are exercisable through March 31, 2010 or ninety (90) days following termination of employment on any basis, whichever event occurs first. On June 22, 2006, the Company granted 50,000 restricted shares of the Company’s common stock to Mr. Haifley. The grants vest ratably each quarter over four years, are subject to acceleration upon certain events occurring, and are contingent upon continued employment through each vesting date.

     Cathy Sparling
     Cathy Sparling currently serves as the Vice President of Administration. While the Chief Operating Officer of Arcadia Services, Inc., Ms. Sparling renewed her employment agreement with Arcadia Services, Inc. effective April 1, 2003, which expired on March 31, 2006. Ms. Sparling’s employment agreement provided for a minimum annual base salary of $137,917. The employment agreement also entitled Ms. Sparling to bonus compensation based on the income generated by Arcadia Services, Inc. as set forth in the agreement. The employment agreement provided that either Ms. Sparling or Arcadia Services, Inc. may terminate the agreement upon thirty days prior written notice of termination for no cause, and five days prior written notice for cause. If Ms. Sparling was terminated without cause, she was entitled to one-year of severance pay in the form of continuation of base salary and benefits. The employment agreement also provided that Ms. Sparling was entitled to additional compensation upon a change in control of Arcadia Services, Inc. On February 16, 2005, Ms. Sparling was awarded non-qualified options to purchase 100,000 shares of the Company’s common stock at $1.45 per share, with exercise contingent on vesting and execution of a non-compete agreement. The options vested on March 31, 2005 and are exercisable through March 31, 2010 or ninety (90) days following termination of employment on any basis, whichever event occurs first. On June 22, 2006, the Company granted 50,000 restricted shares of the Company’s common stock to Ms. Sparling. The grants vest ratably each quarter over four years, are subject to acceleration upon certain events occurring, and are contingent upon continued employment through each vesting date.
     John Brady
     On February 15, 2007, the Company and John Brady executed an employment agreement under which Mr. Brady was appointed Executive Vice President of PrairieStone, which is position he held prior to the Company’s acquisition of PrairieStone. Under his employment agreement, Mr. Brady’s current annual base salary is $210,000, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. If his employment is ended by the Company without cause or by him for good reason, his base salary and benefits continue until the later of February 20, 2010 or twelve months after employment ends. Mr. Brady’s employment continues until terminated. Mr. Brady is subject to a post-employment non-competition period as specified in his employment agreement. On July 13, 2007, the Board of Directors of the Company named Mr. Brady Executive Vice President of Sales and Marketing and awarded him 150,000 restricted shares, of which 9,375 shares vested on the grant date and 9,375 vest on a quarterly basis thereafter.
     Harry Travis
     On November 13, 2006, the Company and Harry Travis executed an employment agreement under which Mr. Travis was appointed Senior Vice President of Care Clinics, Inc. Under his employment agreement, Mr. Travis’s current annual base salary is $200,000, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. Mr. Travis was also awarded 311,471 restricted shares of the Company’s common stock from the 2006 Equity Incentive Plan, to vest annually over four years. Mr. Travis’s restricted shares are subject to forfeiture if his employment is ended by Arcadia for cause or by him without good reason, and are subject to accelerated vesting if there is a change in control of Arcadia or if Arcadia divests itself of a majority ownership interest in CCI, and are subject to accelerated vesting on a pro rata basis if the Company ends his employment without cause. Mr. Travis’s base salary will be continued for one year (six months before completion of the first year of employment) following termination of employment, if the Company ends his employment without cause or if he ends his employment for good reason. Under the employment agreement, Mr. Travis’s ownership of 21,000 restricted shares of CCI common stock is subject to vesting annually over two years, provided he is employed by CCI as of each vesting date. Mr. Travis is subject to a post-employment non-competition period as specified in his employment agreement. On July 13, 2007, the Board of Directors of the Company named Mr. Travis Executive Vice President of Retailer and Employer Services.
Potential Payments Upon Termination or Change in Control
The tables below reflect the amount of compensation to each of the named executives pursuant to each executive’s employment agreement in the event of termination of such executive’s employment or a change in control of the Company. The amount of compensation payable to each named executive officer upon termination without cause or for good reason and upon termination following a change of control is shown below. The amounts shown assume that such termination was effective March 31, 2007. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Arcadia.

Potential Payments Upon Termination

		Release
	Base	Of	Healthcare	Restricted		Stock
Name	Salary	Claims	Benefits	Stock		Options	Total

John Elliott, II (1)	$372,220	$187,605	$17,390	$—		$706,664 (2)	$1,283,879
Marvin R. Richardson (3)	$802,083	$—	$33,810	$794,375	(7)	$—	$1,630,268
Lynn Fetterman (4)	$—	$—	$—	$—		$—	$—
Alan Lotvin, M.D. (5)	$137,500	$—	$5,796	$237,500	(8)	$—	$368,296
Cathy Sparling (6)	$146,316	$—	$11,592	$—		$—	$157,592
James E. Haifley (6)	$175,000	$—	$11,592	$—		$—	$186,592
John Brady (3)	$525,000	$—	$33,810	$—		$—	$558,810
Harry Travis (5)	$100,000	$—	$5,796	$—		$—	$105,796

(1)	John E. Elliott II’s position as Chief Executive Officer and President ended on May 24, 2007. Mr. Elliott resigned as Director and Chairman of the Board effective July 12, 2007. The Company and Mr. Elliott entered into a separation agreement dated July 12, 2007, which in part amended certain provisions of Mr. Elliott’s May 7, 2004 employment and stock option agreements. The above information reflects the terms of the separation agreement. In addition to the above, the Company will reimburse $15,000 relating to attorneys fees incurred in negotiating the separation agreement.

(2)	Represents stock options to purchase Company common stock at $0.25 per share. The stock options vested on July 12, 2007 and are exercisable from December 1, 2007 to March 15, 2008. The stock options were valued utilizing the same assumptions that we utilize under SFAS 123R for our financial reporting purposes.

(3)	If the executive is terminated during the first 36-month period of employment, the executive’s base salary and benefits will continue until the latter of (i) 36 months after the effective date of his employment agreement, or (ii) 12 months after the date of termination. Mr. Richardson’s employment with the Company began on February 21, 2007. Mr. Brady’s employment with the Company began on February 15, 2007.

(4)	As of March 31, 2007, Lynn Fetterman was working as a consultant for the Company at a rate of $90 per hour. The Company and Mr. Fetterman entered into a one-year employment agreement on May 26, 2007.

(5)	If the executive is terminated during the first year of employment, the executive’s base salary and benefits will continue for six months. If the executive is terminated after the first year of employment, the executive’s base salary and benefits will continue for one year. Dr. Lotvin’s employment with the Company began on September 26, 2006. Mr. Travis’ employment with the Company began on November 13, 2006.

(6)	Represents one year of base salary.

(7)	Restricted stock would continue to vest as if Mr. Richardson’s employment was continuing.

(8)	In the event of termination prior to April 1, 2007, 25% of the restricted shares vest. In the event of termination after April 1, 2007, an additional 6.25% o the restricted shares shall vest as of the last day of each fiscal quarter completed thereafter.

Potential Payments Upon a Change in Control

	Base	Restricted
Name	Salary	Stock	Total

Alan Lotvin, M.D. (1)	$—	$2,883,500	$2,883,500
James E. Haifley (2)	$437,500	$—	$437,500
Harry Travis (1)	$—	$903,000	$903,000
Lawrence R. Kuhnert (3)	$286,560	$—	$286,560

(1)	All of the executive’s unvested restricted stock shall vest upon a change in control or the divestiture of Care Clinics, Inc. occurring before September 1, 2008.

(2)	If, during the period from 120 days prior to a change in control and ending on the first anniversary of the change in control, Mr. Haifley is terminated or both John E. Elliott II and Lawrence R. Kuhnert do not hold the positions of CEO and President (or the equivalent thereof), respectively, and Mr. Haifley ends his employment, Mr. Haifley will receive 2.5 times his annual base salary.

(3)	The severance and release agreement between the Company and Mr. Kuhnert dated February 21, 2007 includes a clause whereby if there is a change in control prior to February 29, 2008, Mr. Kuhnert will receive a lump sum payment of $286,560.
OUTSTANDING EQUITY AWARDS
The following table sets for the equity awards outstanding at March 31, 2007 for each of the named executive officers.

Option Awards						Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market
								Market	Plan	Or
			Equity					Value	Awards:	Payout
			Incentive					Of	Number of	Value
			Plan					Shares	Unearned	Of
			Awards:			Number		Or	Shares,	Unearned
			Number			Of		Unites	Units or	Shares,
			of			Shares		Of	Other	Units or
	Number	Number	Securities			or Units		Stock	Rights	Other
	of Securities	of Securities	Underlying			of Stock		That	That	Rights
	Underlying	Underlying	Unexercised	Option		That		Have	Have	That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have		Not	Not	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Not		Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	Vested (#)		($)	(#)	($) (12)

John E. Elliott, II	—	3,000,000 (1)	—	$0.25	N/A	—		$—	—	$—
Lawrence R. Kuhnert	3,000,000 (2)	—	—	$0.25	2/29/08	—		$—	—	$—
Marvin R. Richardson	—	—	—	—	—	—		$—	387,500 (3)	$767,250
Alan Lotvin, M.D.	—	—	—	—	—	—		$—	800,000 (4)	$1,584,000
Alan Lotvin, M.D.	—	—	—	—	—	—		—	150,000 (5)	$297,000
Alan Lotvin, M.D.	—	—	—	—	—	54,900	(10)	$—	—	$—
James Haifley	100,000	—	—	$1.45	3/31/11	—		$—	—	$—
James Haifley	—	—	—	—	—	84,375	(6)	$167,063	—	$—
James Haifley	—	—	—	—	—	34,375	(7)	$68,063	—	$—
Cathy Sparling	100,000	—	—	$1.45	3/31/11	—		$—	—	$—
Cathy Sparling	—	—	—	—	—	34,375	(7)	$68,063	—	$—
Harry Travis	—	—	—	—	—	—		$—	311,471 (8)	$594,000
Harry Travis	—	—	—	—	—	21,000	(11)	$—	—	$—
Rebecca Irish	—	—	—	—	—	—		$—	10,000 (9)	$19,800
Lynn Fetterman (13)	—	—	—	—	—	—		$—	—	$—
John Brady (14)	—	—	—	—	—	—		$—	—	$—

(1)	John E. Elliott II’s position as Chief Executive Officer and President ended on May 24, 2007. Mr. Elliott resigned as Director and Chairman of the Board effective July 12, 2007. The Company and Mr. Elliott entered into a separation agreement dated July 12, 2007, which in part amended certain provisions of Mr. Elliott’s May 7, 2004 employment and stock option agreements. The above information reflects the terms of the separation agreement. Mr. Elliott forfeited 1,000,000 of these stock options effective April 1, 2007. On July 12, 2007, the remaining 2,000,000 stock options vested in accordance with the terms of his separation agreement and are exercisable from December 1, 2007 to March 15, 2008.

(2)	Lawrence R. Kuhnert’s position as Chief Operating Officer ended on February 21, 2007. The Company and Mr. Kuhnert entered into a separation agreement dated February 21, 2007, which in part amended certain provisions of Mr. Kuhnert’s May 7, 2004 employment and stock option agreements. The above information reflects the terms of the separation agreement. On February 21, 2007, 3,000,000 stock options vested in accordance with the terms of his separation agreement and are exercisable from September 1, 2007 to February 29, 2008.

(3)	12,500 shares vest on March 31, 2007, 37,500 shares vest on June 30, 2007, and then 25,000 shares vest on the last day of each fiscal quarter thereafter.

(4)	200,000 shares vest on April 1, 2007 and then 200,000 shares vest annually on April 1 thereafter.

(5)	37,500 shares vest on April 1, 2007 and then 37,500 shares vest annually on April 1 thereafter.

(6)	9,375 shares vest on the first day of each fiscal quarter thereafter.

(7)	3,125 shares vest on the first day of each fiscal quarter thereafter.

(8)	75,000 shares vest on April 1, 2007 and then 75,000 shares vest annually on April 1 thereafter.

(9)	10,000 shares vest on June 1, 2007.

(10)	Represents restricted shares of Care Clinic, Inc., a majority-owned subsidiary of the Company. 27,450 shares vest on September 1, 2008 and 27,450 vest on September 1, 2009.

(11)	Represents restricted shares of Care Clinic, Inc. 10,500 shares vest on September 1, 2008 and 10,500 vest on September 1, 2009.

(12)	Market value of shares of Arcadia Resources, Inc. is based on the closing price of the common stock of $1.98 as of March 31, 2007. The market value of the Care Clinic, Inc. shares is considered nominal as the shares are not publicly traded. Therefore, the market value of Dr. Lotvin’s and Mr. Travis’s Care Clinic, Inc. restricted stocks is considered $0 as of March 31, 2007.

(13)	On May 26, 2007, the Company and Mr. Fetterman executed a one-year employment agreement. In conjunction with his employment agreement, Mr. Fetterman was also awarded 100,000 restricted shares of Company common stock from the Company’s 2006 Equity Incentive Plan, which are to vest at the completion of the one-year contract term or if the term is sooner terminated without cause by the Company or by Mr. Fetterman for good reason.

(14)	On July 13, 2007, the Board of Directors appointed Mr. Brady as Executive Vice President of Sales and Marketing and awarded him 150,000 restricted shares from the Company’s 2006 Equity Incentive Plan. 9,375 shares vest on the grant date and 9,375 vest on a quarterly basis thereafter.
OPTION EXERCISES AND STOCK VESTED
The following table sets for forth options exercised and stock awards vested during the fiscal year ended March 31, 2007.

	Option Awards		Stock Awards
	Number		Number
	of		Of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	On	On	On	On
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Marvin R. Richardson	—	—	12,500	$24,750
James E. Haifley	—	—	40,625	$110,063
Cathy Sparling	—	—	12,500	$32,906
Rebecca Irish	150,000	$135,000	60,002	$142,496

DIRECTOR COMPENSATION
     Our directors who are officers or employees of the Company are not compensated for service on the Board of Directors or any committee thereof. The following table sets forth compensation information for the Company’s non-employee directors for the year ended March 31, 2007:

	Fees
	Earned
	Or			Non-Equity
	Paid in	Stock	Option	Incentive Plan	All Other
	Cash	Awards	Awards	Compensation	Compensation	Total
Name	($)(1)	($)(2)	($) (1)	($)(1)(3)	($)	($)

John T. Thornton (4)	$—	$10,000	$—	$39,000	$—	$49,000
Peter Anthony Brusca, MD	$12,500	$10,000	$—	$10,875	$—	$33,375
Joseph Mauriello (5)	$—	$2,500	$2,083	$—	$—	$4,583
Anna Maria Nekoranec, former director (6)	$—	$3,500	$—	$15,583	$—	$19,083

(1)	The annual retainer of $25,000 is payable at the individual’s election in cash, options to purchase shares of the Company’s common stock or a combination thereof. In order to determine the number of options issued, the fair value of the options was determined utilizing the Black-Scholes option-pricing model. The balance reflects the compensation expense for financial reporting purposes under SFAS 123R for the year ended March 31, 2007.

(2)	$1,000 per each Board meeting attended and $500 per each committee meeting attended, payable in shares of the Company’s common stock. The closing price on the day of the meeting is used to determine the number of common shares issued.

(3)	The Company adopted and the shareholders approved the 2006 Equity Incentive Plan (“Plan”) in September 2006. These amounts represent stock and stock option awards during the fiscal year ended March 31, 2007 prior to the adoption of the Plan.

(4)	John T. Thornton is the Audit Committee Chairman and receives an additional $15,000 as annual compensation.

(5)	Joseph Mauriello was appointed to the Board of Directors and its Audit Committee effective March 1, 2007. The pro rated annual retainer for March 1, 2007 through March 31, 2007 was $2,083.

(6)	Anna Maria Nekoranec resigned as a member of the Board of Directors and its Audit Committee effective January 28, 2007.
The following table shows the aggregate number of options to purchase the Company’s common stock outstanding for each non-employee director as of March 31, 2007:

	Grant	Expiration	Exercise	Number of Options
Name	Date	Date	Price	Outstanding

John T. Thornton	7/1/04	7/1/11	$1.08	49,040
John T. Thornton	7/1/05	7/1/12	$2.20	24,303
John T. Thornton	7/1/06	7/1/13	$2.92	46,512
Peter Anthony Brusca, MD	7/1/06	7/1/13	$2.92	14,535
Joseph Mauriello	3/1/07	3/1/14	$2.24	18,697
Anna Maria Nekoranec, former director	7/1/06	7/1/13	$2.92	13,566
The stock options are exercisable at the closing price of the Company’s common stock on the award date and were issued as of the award date. The options are exercisable for seven years. If a Board member is removed as a Director and/or Audit Committee member for cause, or if he/she resigns either or both positions voluntarily, the pro rata portion of the applicable options granted as compensation for such position(s) shall expire immediately upon termination for the uncompleted portion of the annual term. His/her ability to exercise the options is unaffected if removed without cause.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Our common stock is the only class of our voting securities presently outstanding. The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of the date of this proxy statement by each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information; each of our “named executive officers” and directors; and all of our executive officers and directors as a group. The term “named executive officers” is defined in the SEC rules as those executive officers who are required to be listed in the Summary Compensation Table provided in the discussion in this proxy statement concerning proposal number 1. Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and the address for each beneficial owner listed in the table, except where otherwise noted, is Arcadia Resources, Inc., 26777 Central Park Blvd., Suite 200, Southfield, Michigan 48076.
     On July 26, 2007, there were 125,661,336 shares of our Common Stock outstanding. Except as noted, all information with respect to beneficial ownership has been furnished by the respective director, executive officer or beneficial owner of more than 5% of our Common Stock, or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the Securities Exchange Act of 1934, as amended, which provides, among other things, that a person is deemed to be the beneficial owner of the Common Stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the Common Stock.

Name and Address of	Amount and Nature of		Percent
Beneficial Owner	Beneficial Owner		of Class
Marvin R. Richardson	1,325,315	(3)	1.05%
Alan Lotvin	137,500		*
John Brady	574,031	(5)	*
Harry Travis	75,000		*
John T. Thornton	141,923	(6)	*
Cathy Sparling	321,875	(7)	*
James E. Haifley	253,518	(8)	*
Peter M. Brusca, M.D.	22,615	(9)	*
Joseph Mauriello	26,813	(10)	*
Russell T. Lund III	2,417,730	(11)	1.92%
Daniel Eisenstadt	5,266,013	(12)	4.16%
All directors and executive officers, as a group	10,562,333	(13)	8.30%

JANA Master Fund, Ltd. 200 Park Ave., Ste. 3900 New York, NY 10166	16,807,396	(14)	13.21%
John E. Elliott, II 1389 Great Egret Trial Naples, FL 34105	8,613,400	(1)	6.82%
Lawrence Kuhnert 3138 Dahlia Way Naples, FL 34105	8,720,000	(2)	6.76%
SDS Capital Group SPC, Ltd. 53 Forest Ave., Suite 202 Old Greenwich, CT 06870	8,782,755	(15)	6.99%
North Sound Capital, LLC 53 Forest Ave., Ste. 202 Old Greenwich, CT 06870	8,928,344	(16)	7.11%

*	Represents less than 1% of the outstanding stock.

(1)	Includes 600,000 shares of common stock issuable upon exercise of Class A Warrants. Per the terms of Mr. Elliott’s Severance and Release Agreement date July 12, 2007, non-qualified options to purchase 2,000,000 shares of the Company’s common stock at $0.25 per share will be exercisable from December 1, 2007 to March 15, 2008. These options are excluded from the beneficial ownership computation above.

(2)	Includes 400,000 shares of common stock issuable upon exercise of Class A Warrants and non-qualified options to purchase 3,000,000 shares of the Company’s common stock at $0.25 per share per the terms of Mr. Kuhnert’s Severance and Release Agreement dated February 21, 2007.

(4)	Omitted

(3)	Includes 1,300,315 shares of the Company’s common stock and 25,000 shares issuable within 60 days pursuant to a restricted stock agreement dated February 21, 2007.

(5)	Includes 12,500 shares issuable within 60 days pursuant to a restricted stock agreement dated July 13, 2007.

(6)	Includes 22,068 shares of the Company’s common stock and non-qualified options to purchase 49,040 shares of the Company’s common stock at $1.08 per share, non-qualified options to purchase 24,303 shares of common stock at $2.20 and non-qualified options to purchase 46,512 shares of common stock at $2.92 per share per the terms of Mr. Thornton’s Director Compensation Agreement for attendance at Board and Audit Committee meetings through July 26, 2007 and for his annual retainer as director and Audit Committee Chair through September 30, 2007.

(7)	Includes non-statutory options to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.45, vested on March 31, 2005. The options shall be fully exercisable through (a) March 31, 2010 or (b) ninety (90) days following termination of employment on any basis (whether voluntarily or involuntarily, for cause or without cause, etc.), whichever event occurs first. Includes 3,125 shares issuable within 60 days pursuant to a restricted stock agreement dated June 22, 2006.

(8)	Includes 22,700 shares of Common Stock held by his spouse, 20,868 shares of Common Stock held by Ackley Properties Management, Inc., an affiliated entity, and 3,700 shares of Common Stock held jointly with his spouse. Includes 100,000 shares of Common Stock issuable upon the exercise of non-qualified options to purchase Common Stock at $1.45 per share. Includes 12,500 shares issuable within 60 days pursuant to restricted stock agreements dated June 22, 2006 and December 7,2005. Mr. Haifley disclaims beneficial ownership of securities owned by Ackley Properties Management, Inc. except to the extent of his pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all of the reported securities for purposes of Section 16 or for any other purpose.

(9)	Includes 8,080 shares of the Company’s common stock and non-qualified options to purchase 14,535 shares of the Company’s common stock at $2.92 per share per the terms of Dr. Brusca’s Director Compensation Agreement for attendance at Board and Audit Committee meetings through July 26, 2007 and for his annual retainer as director and Audit Committee member through September 30, 2007.

(10)	Includes 8,116 shares of the Company’s common stock and non-qualified options to purchase 18,697 shares of the Company’s common stock at $2.24 per share per the terms of Mr. Mauriello’s Director Compensation Agreement for attendance at Board and Audit Committee meetings through July 26, 2007 and for his annual retainer as director and Audit Committee member through September 30, 2007.

(11)	Includes 4,713 shares of the Company’s common stock and non-qualified options to purchase 13,017 shares of the Company’s common stock at $1.45 per share per the terms of Mr. Lund’s Director Compensation Agreement for attendance at Board and Audit Committee meetings through July 26, 2007 and for his annual retainer as director and Audit Committee member through September 30, 2007. Also includes 800,000 shares of common stock owned by LFHI Rx, LLC and 1,600,000 shares of common stock owned by Lunds, Inc., of which both entities Mr. Lund is affiliated. Mr. Lund disclaims beneficial ownership of securities owned by LFHI Rx, LLC and Lunds, Inc. except to the extent of his pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all of the reported securities for purposes of Section 16 or for any other purpose.

(12)	Includes 2,521,009 shares of the Company’s common stock owned by CMS/LRG/Greenbriar Partners, LP and 1,680,672 shares of the Company’s common stock owned by CMS Platinum Fund, LP. Also, includes 630,252 shares of common stock issuable upon the exercise of warrants owned by CMS/KRG/Greenbriar Partners, LP and 420,168 shares of common stock issuable upon the exercise of warrants owned by CMS Platinum Fund, LP. Mr. Eisenstadt has elected to have his equity compensation received for his services as a member of the Board of Directors and Audit Committee split between CMS/LRG/Greenbriar Partners, LP and CMS Platinum Fund, LP on a prorate basis consistent with each entities investment in the Company, which is 60% and 40%, respectively. A total of 3,654 shares of the Company’s common stock and non-qualified options to purchase 10,258 shares of the Company’s common stock at $1.30 per share per the terms of Mr. Eisenstadt’s Director Compensation Agreement for attendance at Board and Audit Committee meetings through July 26, 2007 and for his annual retainer as director and Audit Committee member through September 30, 2007 have been issued to CMS/KRG/Greenbriar Partners, LP and CMS Platinum Fund, LP. Mr. Eisenstadt disclaims beneficial ownership of securities owned by CMS/LRG/Greenbriar Partners, LP and CMS Platinum Fund, LP except to the extent of his pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all of the reported securities for purposes of Section 16 or for any other purpose.

(13)	Excludes beneficial ownership of John E. Elliott, II and Lawrence Kuhnert, who, as of July 27, 2007, are no longer directors or officers of the Company.

(14)	Includes 1,200,000 shares of Common Stock issuable upon the exercise of Class A Warrants, and 72,000 shares of Common Stock issuable upon exercise of Late Registration Warrants. Jana Master Fund, LTD is an account established by Jana Partners, LLC, which has sole voting and investment control over the shares. The principals of Jana Partners, LLC are Barry Rosenstein and Gary Claar. Jana is also the beneficial owner of warrants (i) for 250,000 shares of Common Stock and (ii) for 50,000 shares of Common Stock, (iii) B-1 Warrants to purchase 4,444,444 shares of Common Stock and (iv) B-2 warrants to purchase 1,555,555 shares of Common Stock, ,the terms of which are subject to limitations such that the warrants may not be exercised if doing so would result in Jana having aggregate beneficial ownership of more than 4.99% of the total issued and outstanding shares of Common Stock. These warrants were not taken into account in calculation of the beneficial ownership of Jana.

(15)	Includes 566,071 shares of common stock issuable upon exercise of Class A Warrants, 33,964 shares of common stock issuable upon exercise of Late Registration Warrants, and 250,000 shares of common stock issuable upon exercise of Warrants issued in conjunction with the May 2007 private placement. Steven Derby shares dispositive power of 8,782,755 shares of common stock of the Company in his capacity as managing member of SDS Management, LLC, the investment manager of SDS Capital Group SPC, Ltd.

(16)	Includes 178,449 shares of common stock owned by North Sound Legacy Fund LLC, 2,505,668 shares of common stock owned by North Sound Legacy Institutional Fund LLC and 4,202,868 shares of common stock owned by North Sound Legacy International Ltd.; all of which are managed by North Sound Capital LLC. The ultimate managing member of North Sound Capital LLC is Thomas McAuley. Mr. McAuley may be deemed the beneficial owner of the shares in its capacity as the managing member of North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. (the “Funds”), whose holdings are described in footnote 10 above. As the managing member of the Funds, Mr. McAuley has voting and investment control with respect to the shares of common stock held by the Funds.
Section 16(a) Beneficial Ownership Reporting Compliance
     Mr. Thornton filed one late Form 4 during the fiscal year disclosing one transaction: an acquisition of Company securities as compensation for attending board and committee meetings. Mr. Haifley filed one late Form 4 during the fiscal year disclosing 14 transactions, all of which involved shares not directly owned by Mr. Haifley. Otherwise, based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with written representations received by us from applicable parties that no Form 5 was required to be filed by such parties, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our 2007 fiscal year.

Equity Compensation Plan Information
     The following table sets forth certain information as of the fiscal year ended March 31, 2007, with respect to our compensation plans (including individual compensation arrangements):

	(a)	(b)	(c)
			Number of securities
		Weighted-average	remaining available for
	Number of securities to be	exercise price of	future issuance under
	issued upon exercise of	outstanding	equity compensation
	outstanding options,	options, warrants	plans (excluding securities
Plan Category	warrants and rights	and rights	reflected in column (a))
Equity compensation plans approved by security holders	18,697	$2.24	2,443,515
Equity compensation plans not approved by security holders	7,412,956	$0.41	N/A
Total	7,431,653	$0.42	2,443,515
Certain Relationships and Related Transactions
     See “Executive Compensation,” above, for information concerning employment agreements entered into by and between the Company and certain officers and/or directors. In addition, the Company, in the RKDA merger, issued John E. Elliott, II and Lawrence R. Kuhnert an aggregate of 21,300,000 shares of its Common Stock and 1,000,000 Class A Warrants to purchase 1,000,000 shares of the Company’s Common Stock at $0.50 per share within seven years. Per the terms of the RKDA merger, John E. Elliott, II and Lawrence Kuhnert, respectively, escrowed 6 million and 4 million shares of Company common stock (collectively, the “Escrow Shares”). The Escrow Shares are subject to release from escrow if RKDA achieves certain adjusted EBITDA and debt to adjusted EBITDA targets for the fiscal years ending March 31, 2006 and March 31, 2007. Per the terms of the escrow, twenty (20%) percent of the Escrow Shares held by Messrs. Elliott and Kuhnert (2,000,000 shares) were released from escrow as of February 3, 2005, due to the average closing price of the Company’s Common Stock being at least $1.00 for the 45 day period ended January 4, 2005. The remainder of the escrowed shares were forfeited, per the terms of the RKDA merger, as of March 31, 2007, due to the failure of the Company to achieve specified EBITDA targets.
Board Interlocks and Insider Participation
     During the fiscal year ended March 31, 2007, before the Company’s listing on the American Stock Exchange effective July 1, 2006, the Board of Directors as a whole acted as a compensation committee. Following the Company’s listing on the American Stock Exchange and the September 27, 2006 expiration of a certain voting agreement, the Board of Directors upon the recommendation of the independent directors or by the determination of the independent directors per the rules of the American Stock Exchange, acted as a compensation committee. The disclosures on Certain Relationships and Related Transactions noted above are incorporated herein by this reference.
Meetings and Committees of our Board of Directors
     Our Board of Directors held 10 meetings during our fiscal year ended March 31, 2007. Each incumbent member of our Board of Directors attended, in person or telephonically, at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she was a director; and (ii) the total number of meetings held by all committees of the board on which he or she served, during the periods that he or she served.
     The Audit Committee of the Board of Directors is presently comprised of John T. Thornton, Peter A. Brusca, M.D., Joseph Mauriello and Daniel Eisenstadt, with Mr. Thornton serving as its Chairman. Our Board has determined that each of these Committee members is “independent,” within the meaning of the Sarbanes-Oxley Act of 2002, its implementing regulations, Item 7(d)(3)(iv)of Schedule 14A under the Exchange Act, the Amex Rules, and the Charter of the Board’s Audit Committee. The Board has determined that Mr. Thornton qualifies as the Audit Committee’s financial expert. The purpose of the Audit Committee is to assist the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The functions of the Audit Committee include, among other things, (i) overseeing management’s conduct of the accounting and financial reporting processes, including the effectiveness of internal controls; (ii) overseeing the integrity of the Company’s financial statements; (iii) overseeing the annual independent audit, selecting the independent auditors and evaluating the function, qualifications, services, performance and independence of the auditors from time to time; (iv) overseeing compliance with legal and regulatory requirements, including disclosure controls and procedures; and (vi) overseeing the Company’s policies, practices and compliance regarding its code of conduct. Our Audit Committee held six formal meetings during our fiscal year ended March 31, 2007. During the fiscal year ended March 31, 2007, the Audit Committee was comprised of John T. Thornton, Chairman, Peter A. Brusca, M.D and Anna Maria Nekorance. Ms. Nekorance resigned from the Board of Directors and its Audit Committee effective January 28, 2007. Joseph Mauriello was appointed to the Board of Directors and its Audit Committee on March 1, 2007.
     During the fiscal year ended March 31, 2007, the Board as a whole acted as nominating and compensation committees through September 27, 2007, on the basis of that the Company qualified as a “controlled company” under American Stock Exchange rules due to the existence a certain voting agreement. Upon termination of the voting agreement on September 27, 2007, nominations for the Company’s Board of Directors have been and are selected, or recommended for the Board’s selection, by a majority of the independent directors, and the compensation of the Company’s Chief Executive Officer and all other officers is determined, or recommended to the Board for determination, by a majority of the independent directors, per the rules of the American Stock Exchange. On June 12, 2007, the Board of Directors created a Nominating and Governance Committee and a Compensation Committee, consisting solely of independent directors and adopted committee charters. The Board intends to implement and activate each Committee during the course of Fiscal Year 2008 and until full implementation nominations and executive officer compensation will be recommended to the Board or determined by a majority of the independent directors. The Company believes that it is appropriate for it to do so on the basis of the American Stock Exchange rules and reasons described above, and for these reasons, to date, has not adopted a formal policy addressing consideration of director candidates nominated by security holders.
     The Board may use various means to identify director candidates, including recommendations from existing Board members and management. Candidates are not evaluated on the basis of any specific minimum qualifications. In selecting candidates, the Board relies on all relevant factors regardless of the source of the candidate’s nomination. Some of the factors on which the Board relies in selecting candidates include, without limitation, personal characteristics, including personal and professional ethics and integrity; expertise useful to the Company and complementary to the background and experience of the existing directors; willingness to represent the best interest of shareholders and objectively appraise management performance; and diversity in personal background, such as gender, age and nationality. The Board examines the candidate’s qualifications in light of the portfolio of skills, experience, perspective and background required for the effective functioning of the Board, taking into consideration the Company’s strategy, and its regulatory and market environments.
Code of Ethics
     On December 15, 2006, the Company adopted an amended and restated Code of Ethics and Conduct, effective on January 1, 2007, which updates the Code of Ethics and Conduct Effective July 29, 2004. The Code of Ethics and Conduct applies to all Company associates, including the Company’s executive officers. The Company will provide a copy of the Amended and Restated Code of Ethics, without charge, to any person who sends a written request addressed to the Chairman and CEO at Arcadia Resources, Inc. at 26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076. The Company intends to disclose any waivers or amendments to its Amended and Restated Code of Ethics in a report on Form 8-K, filing rather than by disclosure on its website.

Shareholder Communication with the Board and Attendance at Annual Meeting
     A shareholder who wishes to communicate directly with the Board or with any director may send the communication, addressed to the Board or to the individual director, to the Company’s executive offices at the address shown on the first page of this proxy statement and the communication will be forwarded to the Board or director(s) to whom it is addressed. The Board’s policy with regard to Board members’ attendance at annual meetings is that attendance is not required but directors, if practicable and time permitting, are encouraged to attend annual meetings, either in person, by telephone or by other similar means of live communication (including video conference or webcast). Two directors attended our 2006 annual meeting.
Audit Committee Charter
     Our Board of Directors adopted an amended and restated charter for its Audit Committee on June 22, 2006. The Charter can be found on the Company's website (www.arcadiaresourcesinc.com) in the Investors Section.
Audit Committee Report
     In accordance with its written charter, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders relating to independent auditor oversight, corporate accounting, reporting practices and the quality and integrity of the financial reports, including the internal controls over financial reporting of the Company. The Audit Committee received from BDO Seidman, LLP (“BDO Seidman”) a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of BDO Seidman’s examination of the financial statements. The Audit Committee reviewed and discussed with management and BDO Seidman the audited financial statements of the Company as of and for the year ended March 31, 2007. The Committee has also considered whether the provision of services by BDO Seidman, other than services related to the audit of the financial statements referred to above and the review of interim financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of BDO Seidman.
     Based on the above-mentioned reviews, discussions with management and BDO Seidman, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended March 31, 2007 for filing with the Securities and Exchange Commission.
Respectfully submitted,
The Audit Committee of the Board of Directors of Arcadia Resources, Inc.
John T. Thornton, Chairman
Peter A. Brusca, M.D., Member
Joseph Mauriello, Member
Daniel Eisenstadt, Member

Independent Public Accountants and Change in Independent Public Accounting Firm
     The accounting firm of BDO Seidman, LLP (“BDO Seidman”) has acted as the Company’s independent registered accountant to audit the financial statements of the Company and its consolidated subsidiaries since June 22, 2004 and the predecessor entity as defined in our 10-K as Arcadia Services, Inc. since April 26, 1999. The Audit Committee has not yet appointed the firm of BDO Seidman, LLP to audit our books and records for our fiscal year ending March 31, 2008 and is in fee negotiations with the firm related to their potential appointment. The Company has appointed BDO Seidman, LLP to perform quarterly reviews, tax return preparation and employee benefit plan audit services.
Fees Paid to Independent Registered Public Accounting Firm
     Fees paid to BDO Seidman for fiscal 2007 (actual for audit and estimated for tax) and fiscal year 2006 (actual) for work performed for the Company are as follows:

	March 31, 2007	March 31, 2006
Audit (1)	$780,000	$291,000
Audit-related fees(2)	26,000	14,000
Tax (3)	139,000	137,000
Other	—	—

Total	$945,000	$442,000

(1)	Audit fees consisted of the annual audit of the Company’s consolidated financial statements, reviews of the consolidated financial statements included in quarterly reports on Form 10-Q, consents and assistance with review of documents filed with the SEC.

(2)	Audit-related fees consisted of assurance and related services related to employee benefit plan audits, accounting consultations in connection with internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consisted of assistance with tax compliance, preparation of tax returns and tax consultation.
     The Audit Committee has determined that providing the services reflected in the above table is compatible with the maintenance of BDO Seidman’s independence. In addition, the Audit Committee has adopted a policy under which it approves in advance recurring audit, audit-related and tax services rendered by BDO Seidman, subject to specific fee limits. If circumstances require hiring the independent auditors for services not previously pre-approved or that would exceed the fee limits previously set, the Audit Committee must pre-approve the new services and/or fee limits. The Committee chair may approve specified services between regularly scheduled meetings of the Committee, subject to review by the full Committee at its next scheduled meeting. The fiscal year 2006 and fiscal year 2007 services and fees reflected in the above table were pre-approved by the Audit Committee. Representatives of BDO are expected to be present at the Annual Meeting, and if such representatives are in attendance they will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
OTHER MATTERS
     Our Board of Directors is not aware of any business to be presented at the annual meeting, other than the matters set forth in the notice of annual meeting and described in this proxy statement. If any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.
EXPENSES OF SOLICITATION
     We will pay the cost of soliciting proxies for the annual meeting. In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

STOCKHOLDER PROPOSALS
     To be considered for inclusion in our next year’s proxy statement, a shareholder proposal must be received at our principal executive offices no later than the close of business on March 30, 2008, under Rule 14a-8 under the Exchange Act. Proposals should be addressed to Lynn Fetterman, Secretary, Arcadia Resources, Inc., 26777 Central Park Blvd., Suite 200, Southfield, Michigan 48076.
     For any shareholder proposal that is not submitted for inclusion in our next year’s proxy statement, but is instead sought to be presented directly at our next year’s annual meeting, written notice of such proposal must be received at our principal executive offices no later than the close of business on July 9, 2008 nor earlier than the close of business on June 9, 2008. Notices of intention to present proposals at our next year’s annual meeting should be addressed to Lynn Fetterman, Secretary, Arcadia Resources, Inc., 26777 Central Park Blvd., Suite 200, Southfield, Michigan 48076.
     If the date of our next year’s annual meeting is advanced or delayed by more than 30 calendar days from the date of this year’s annual meeting, the Company will inform shareholders of such change, and of the new deadlines for shareholder proposals, by including a notice under Item 5 in its earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform shareholders.
AVAILABILITY OF OUR FORMS 10-K, 10-Q AND
SUBSEQUENTLY FILED DOCUMENTS
     The Company’s Annual Report to Shareholders (which includes Form 10-K for the year ended March 31, 2007 and the financial statements included in such Form 10-K), is being mailed to stockholders of record of the Company prior to or concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting material.
     WE WILL FURNISH, TO ANY STOCKHOLDER UPON ORAL OR WRITTEN REQUEST, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS (AT NO COST OTHER THAN UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) COPIES, AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OF (I) OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED MARCH 31, 2007, (II) OUR QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED JUNE 30, 2007, AND (III) ANY DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION SUBSEQUENT TO THE DATE ON WHICH DEFINITIVE COPIES OF THIS PROXY STATEMENT ARE SENT OR GIVEN TO OUR STOCKHOLDERS. SUCH REQUESTS SHOULD BE DIRECTED TO: LYNN FETTERMAN, SECRETARY, ARCADIA RESOURCES, INC., 26777 CENTRAL PARK BLVD., SUITE 200, SOUTHFIELD, MICHIGAN 48076, TELEPHONE (248) 352-7530.

By order of the Board of Directors,
/s/ Lynn Fetterman
Lynn Fetterman, Interim Secretary

Southfield, Michigan July 30, 2007

ARCADIA RESOURCES, INC.
     The undersigned hereby appoints Marvin R. Richardson and Lynn Fetterman, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in Arcadia Resources, Inc., a Nevada corporation (the “Corporation”), at the 2007 Annual Meeting of the Stockholders of the Corporation, scheduled to be held on September 7, 2007, and any adjournments or postponements thereof, as follows:
     This proxy is being solicited on behalf of the Board of Directors of the Corporation. The Board recommends a vote FOR each of the following proposals.
1. Election of the following nominees to the Board of Directors of the Corporation:
     Nominees for Class C director positions, for a term of three (3) years:
•	Peter A. Brusca, M.D

•	Russell T. Lund, III
☐ FOR the nominees listed above
☐ WITHHOLD authority to vote for all nominees
☐ WITHHOLD authority to vote for the following individual nominees:
     [Print Name(s)]
2. Upon such other business as may properly come before the meeting or any adjournment thereof.
     ☐ FOR     ☐ AGAINST     ☐ ABSTAIN
THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ABOVE-LISTED DIRECTOR-NOMINEES. RECEIPT OF THE CORPORATION’S PROXY STATEMENT, DATED JULY 27, 2007, IS HEREBY ACKNOWLEDGED.
Dated:                     , 2007

Signature

Signature

(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE
If you plan to personally attend the Annual Meeting of Shareholders on September 7, 2007, please check the box and list the names of attendees below. Return this stub in the enclosed envelope with your completed proxy card.
I/We plan to attend the Annual Meeting. ☐

Names of persons attending: